UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2026

SPRINGBIG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 260

Boca Raton, Florida, 33487

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Jaret Christopher Employment Agreement

On April 1, 2026 (the “Effective Date”), SpringBig Holdings, Inc. (the “Company”), entered into an Executive Employment Agreement (the “Employment Agreement”) with Jaret Christopher, the Company’s Chief Executive Officer. The Employment Agreement formalizes and supersedes the terms of that certain offer letter between the Company and Mr. Christopher dated March 13, 2025 (the “Offer Letter”), which was previously disclosed in the Company’s Current Report on Form 8-K filed on March 21, 2025 (the “Prior Form 8-K”). As disclosed in the Prior Form 8-K, the Offer Letter contemplated the execution of a definitive employment agreement between the Company and Mr. Christopher.

The material terms of the Employment Agreement are summarized below. To the extent not described below, the Employment Agreement contains terms that are materially consistent with the terms of the Offer Letter as previously disclosed in the Prior Form 8-K.

Pursuant to the Employment Agreement, Mr. Christopher will continue to serve as Chief Executive Officer of the Company for an initial term of three years from the Effective Date, with automatic one-year renewal periods thereafter unless either party provides at least 60 days’ prior written notice of non-renewal. Non-renewal by the Company is treated as a termination by the Company without Cause (as defined in the Employment Agreement).

The Employment Agreement provides for an annual base salary of $450,000, subject to annual review by the Board of Directors of the Company (the “Board”) or a committee thereof, and a target annual cash bonus opportunity equal to 50% of Mr. Christopher’s then-current annual base salary, in each case consistent with the terms of the Offer Letter.

In connection with the Employment Agreement, Mr. Christopher is eligible to receive additional equity incentive awards under the Company’s long-term incentive plan as in effect from time to time, as determined by the Board or a committee thereof. On the Effective Date of the Employment Agreement, the Company and Mr. Christopher also executed a Restricted Stock Award Agreement (the “RSA Agreement”), pursuant to which Mr. Christopher was granted 12,891,251 shares of restricted common stock of the Company. Approximately 8,320,939 of such shares vested on the Effective Date, with the remaining shares vesting in equal quarterly installments over approximately three years, subject to Mr. Christopher’s continued service. The restricted stock is subject to accelerated vesting upon certain qualifying events, including specified terminations of employment, as set forth in the RSA Agreement. In the event of a termination by the Company without cause or by Mr. Christopher for good reason (as defined in the RSA Agreement), an additional portion of the unvested Restricted Stock shall immediately become vested, subject to the terms and conditions set forth therein.

The Employment Agreement provides that, in connection with a Change in Control (as defined in the Employment Agreement by reference to the Plan (as defined below)), Mr. Christopher may be entitled to receive additional cash compensation upon a qualifying termination of employment in connection with such Change in Control, subject to the terms and conditions set forth in the Employment Agreement.

The Employment Agreement sets forth the circumstances under which Mr. Christopher’s employment may be terminated, including for Cause, without Cause, for Good Reason, without Good Reason, and upon death or Disability (each as defined in the Employment Agreement). In the event of a termination by the Company without Cause or by Mr. Christopher for Good Reason (each, a “Qualifying Termination”), subject to Mr. Christopher’s execution and non-revocation of a release of claims:

●	Outside of a Change in Control: Mr. Christopher will be entitled to (i) continued payment of his annual base salary for a period of 12 months following such termination, (ii) a pro-rata annual bonus for the year of termination based on actual performance, (iii) Company-paid COBRA continuation coverage for up to 12 months, and (iv) any other earned and vested but unpaid amounts.

●	Within 18 months following a Change in Control: In the event of a Qualifying Termination within a specified period following a Change in Control (as set forth in the Employment Agreement), Mr. Christopher will be entitled to (i) a lump-sum cash severance payment equal to the sum of his annual base salary plus target annual bonus, (ii) Company-paid COBRA continuation coverage for up to 12 months, and (iii) any other earned and vested but unpaid amounts.

Good Reason under the Employment Agreement includes, among other things, a material breach of the Employment Agreement by the Company, a material adverse change in Mr. Christopher’s duties or responsibilities, Mr. Christopher no longer serving as Chief Executive Officer, or a reduction in his annual base salary or a material reduction in target annual bonus.

In addition, in connection with a Change in Control (as such term is defined in the Plan), subject to the terms and conditions set forth in the applicable bonus agreement, Mr. Christopher is eligible to a retention bonus amount of $18,075.32 in cash.

Restrictive Covenants. The Employment Agreement contains customary nonsolicitation, nondisclosure, assignment of inventions and noncompetition covenants. The post-employment noncompetition and nonsolicitation restrictive periods are for a period of 12 months post-employment.

The foregoing description of the Employment Agreement and RSA Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement and RSA Agreement, copies of which will be filed as exhibits to the Company’s next periodic report on Form 10-Q.

L. Ellis Director Compensation

On the Effective Date, the Special Purpose Committee of the Board, consisting of Jaret Christopher as its sole disinterested member (the “Special Purpose Committee”), approved the compensation arrangements for Larry Ellis, an independent director of the Company. The compensation was approved following the establishment of the Special Purpose Committee by the Board to review and approve director compensation for Mr. Ellis, who was not eligible to participate in the approval of his own compensation.

Pursuant to the Special Purpose Committee’s approval, Mr. Ellis will be awarded 1,193,623 restricted stock units (“RSUs”), with each RSU representing the right to receive one share of the Company’s common stock upon vesting and settlement. The RSUs were granted under the Company’s 2022 Amended and Restated Long-Term Incentive Plan (the “Plan”) and are subject to the terms of the Plan and the applicable RSU Award Grant Notice and RSU Award Agreement.

The RSUs vest solely based on Mr. Ellis’s continued service as a director over a three-year period, with one-third (1/3) of the award vesting on each annual anniversary of the grant date in annual cliff installments. The RSUs are subject to 100% acceleration upon the consummation of a Change in Control (as defined in the Plan), provided that Mr. Ellis’s service as a director is terminated in connection therewith.

In addition, the Special Purpose Committee approved a cash retainer for Mr. Ellis consisting of (i) a one-time cash retainer of $60,000 in consideration of his services as a director during the period commencing with his appointment to the Board on September 24, 2025 through and including March 24, 2026, and (ii) a monthly cash retainer of $10,000 per month, commencing March 25, 2026 and continuing for so long as Mr. Ellis remains on the Board, unless earlier modified by the Special Purpose Committee, the Board, or a duly appointed committee thereof.

CFO and COO Compensatory Arrangements

On the Effective Date, the Board approved bonus arrangements (the “Bonus Arrangements”) for certain executive officers of the Company, including Jason Moos, the Company’s Chief Financial Officer, and James Cabral, the Company’s Chief Operating Officer. The Bonus Arrangements will provide for retention and phantom bonuses to be paid to Messrs. Moos and Cabral in connection with a Change in Control (as such term is defined in the Plan), subject to the terms and conditions set forth in the applicable bonus agreements. Under the Bonus Arrangements, Mr. Moos is eligible to receive 1,907,229 phantom units and a cash bonus amount of $165,000, and Mr. Cabral is eligible to receive 1,056,824 phantom units and a cash bonus amount of $110,000.

Item 9.01. Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

April 7, 2026	By:	/s/ Jaret Christopher
		Name:	Jaret Christopher
		Title:	Chief Executive Officer

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